As filed with the Securities and Exchange Commission on January 27, 2004

Registration No. 333-106829

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

palmOne, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3575	94-3150688
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	400 N. McCarthy Blvd. Milpitas, California 95035 (408) 503-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

R. Todd Bradley

President and Chief Executive Officer

palmOne, Inc.

400 N. McCarthy Blvd.

Milpitas, California 95035

(408) 503-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katharine A. Martin, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Mary E. Doyle, Esq. Senior Vice President, General Counsel and Secretary palmOne, Inc. 400 N. McCarthy Blvd. Milpitas, CA 95035 (408) 503-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC:    As soon as practicable following the effectiveness of this registration statement and upon consummation of the transaction described in the merger agreement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-4 (File No. 333-106829), as amended (the “Registration Statement”), to deregister the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, the 2,519,762 shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on January 27, 2004.

PALMONE, INC.

By:	/S/ JUDY BRUNER

Judy Bruner Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* R. Todd Bradley	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ JUDY BRUNER Judy Bruner	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 27, 2004

* Eric A. Benhamou	Chairman of the Board of Directors

* Gordon A. Campbell	Director

* Gareth C.C. Chang	Director

* Jean-Jacques Damlamian	Director

* Michael Homer	Director

* Susan G. Swenson	Director

* Donna L. Dubinsky	Director

* L. John Doerr	Director

* Bruce W. Dunlevie	Director

*By:	/S/ JUDY BRUNER Judy Bruner Attorney-in-fact